     As filed with the Securities and Exchange Commission on July 14, 1995
                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                           ---------------------------

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                           ---------------------------

                                 INTERLEAF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ---------------------------

          Massachusetts                           04-2729042
     (STATE OF INCORPORATION)      (IRS EMPLOYER IDENTIFICATION NUMBER)

     Prospect Place, 9 Hillside Avenue, Waltham, MA           02154
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                           ---------------------------

                        1993 INCENTIVE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                           ---------------------------

                         John K. Hyvnar, General Counsel
                                 Interleaf, Inc.
                        Prospect Place, 9 Hillside Avenue
                          Waltham, Massachusetts 02154
                     (Name and ADDRESS OF AGENT FOR SERVICE)
                          Telephone No.: (617)290-0710
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE



                                                 Proposed               Proposed
    Title of                                     Maximum                Maximum             Amount of
Securities to be           Amount to         Offering Price            Aggregate          Registration
   Registered          to be Registered        Per Share*           Offering Price             Fee
- ------------------   --------------------   ----------------      ------------------    ----------------
Common Stock,               750,000               $7.69                $5,767,500            $1,989
$.01 par value               shares

__________________________

*Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h), based upon the average of the high and low sale prices of the Common Stock in the National Market System as reported by NASDAQ on July 7, 1995.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8 relates to 750,000 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1993 Incentive Stock Option Plan (the "Plan") of Interleaf, Inc. A Registration Statement on Form S-8 relating to shares of Common Stock offered pursuant to the Plan was filed with the Securities and Exchange Commission on September 21, 1993 and is effective. The contents of such Registration Statement on Form S-8 (file No. 33-69068) are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 14, 1995

                                   INTERLEAF, INC.

                                   By:   /s/ Ed Koepfler
                                      -----------------------------------
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

    We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Ed Koepfler, G. Gordon M. Large and John K. Hyvnar, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      SIGNATURE                         CAPACITY                      DATE
      ---------                         --------                      ----

/s/ David A. Boucher       Chairman of the Board of Directors    July 14, 1995
- ----------------------
David A. Boucher

/s/ Ed Koepfler            Director and President  and Chief     July 14, 1995
- ----------------------
Ed Koepfler                Executive Officer (Principal
                           Executive Officer)

/s/ G. Gordon M. Large     Executive Vice President and Chief    July 14, 1995
- ----------------------
G. Gordon M. Large         Financial Officer (Principal
                           Financial Officer)

/s/ Peter A. McGovern      Controller                            July 14, 1995
- ----------------------
Peter A. McGovern          (Principal Accounting Officer)

/s/ Frederick B. Bamber    Director                              July 14, 1995
- ----------------------
Frederick B. Bamber

/s/ Andre Harari           Director                              July 14, 1995
- ----------------------
Andre Harari

/s/ George D. Potter, Jr.  Director                              July 14, 1995
- ----------------------
George D. Potter, Jr.

                                  EXHIBIT INDEX


EXHIBIT NUMBER                     DESCRIPTION

[i]    4(a)    Specimen Certificate for shares of the Company's Common Stock
[ii]   4(b)    Rights Agreement, dated July 15, 1988, between the Company and
               The First National Bank of Boston
       5       Opinion of John K. Hyvnar, Esq.
       23(a)   Consent of John K. Hyvnar, Esq.
       23(b)   Consent of Independent Auditors
       24      Power of Attorney
- ---------------

     [i] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form S-1, File No. 33-5743

     [ii] Incorporated herein by reference is Exhibit 1 to the Company's Registration Statement on Form 8-A, filed July 27, 1988.